UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  07/26/2011

UMB FINANCIAL CORP
(Exact name of registrant as specified in its charter)

Commission File Number:  0-4887

MO	43-0903811
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1010 Grand Blvd, Kansas City, MO 64106
(Address of principal executive offices, including zip code)

(816) 860-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition

On July 26, 2011, UMB Financial Corporation (the "Company") issued a press release announcing financial results for the quarter ending June 30, 2011. A copy of the press release is attached as Exhibit 99.1.

The information contained in Item 2.02 of this Current Report and in Exhibit 99.1 of this report is being furnished and shall not be deemed to be "filed" with the SEC for the purposes of Section 18 of the Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On July 26, 2011, the Company's Board of Directors approved an amendment to the Company's Bylaws.

A description of the provisions amended is provided below. The description is a summary of the amendments to the Bylaws and is qualified in its entirety by reference to the amended sections of the Bylaws (with amendments marked) filed herewith as Exhibit 3(ii).1, which is incorporated by reference. A clean copy of the amended sections of the Bylaws is filed as Exhibit 3(ii).2 hereto.

Article III

Section 2: This section is amended to eliminate the classification of directors and to provide for the annual election of all directors beginning with the annual meeting in 2012. Provided, however, that any director that has been elected by the shareholders to a term that expires after the date of the 2012 annual meeting shall continue to serve until the earlier of the end of such term, or his/her death, resignation or removal.

Section 3: This section is amended to eliminate references to the classification of directors.

Item 8.01.    Other Events

On July 26, 2011, the Company issued a press release announcing that the Board of Directors declared its regular quarterly dividend of $0.195 per share to be paid on October 3, 2011 to shareholders of record on September 9, 2011. A copy of the press release is attached as Exhibit 99.1

Item 9.01.    Financial Statements and Exhibits

Exhibit 3(ii).1 Amended sections of the Bylaws with changes marked

Exhibit 3(ii).2 Amended sections of the Bylaws

Exhibit 99.1 Press release announcing financial results for quarter ending June 30, 2011 and quarterly dividend.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMB FINANCIAL CORP

Date: July 26, 2011	By:	/s/ Michael D. Hagedorn
Michael D. Hagedorn
Vice Chairman, CFO and CAO

EXHIBIT INDEX

Exhibit No.	Description
EX-3.(ii).1	Red-lined copy of bylaws changes
EX-3.(ii).2	clean copy of bylaws changes
EX-99.1	press release 2nd quarter financial results and dividend